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                                   TECH SQUARED INC.
                                     AMENDMENT TO
                         1995 NON-EMPLOYEE DIRECTOR OPTION PLAN
                                   DECEMBER 15, 1998

The Tech Squared Inc. 1995 Non-Employee Director Option Plan is hereby amended by addition of the following new Section

     5.8 DISCRETIONARY GRANTS AND AMENDMENTS. In light of amendments to Rule 16b-3 since adoption of the Plan, the Board of Directors is authorized, from time to time, (i) to make additional, discretionary grants of options to non-employee directors, (ii) to vary terms of options to be granted hereunder from the terms provided in this Section 5, and (iii) to make such modifications to any options outstanding as the Board of Directors determines, provided that any modification of options outstanding that would limit rights of holders of options already outstanding at the time of the modification shall only be effective with the written consent of the option holder.

Such amendment is subject to the following condition:

     Other provisions of this Plan that are inconsistent with this amendment are hereby amended by providing, in each case, that such provisions remain effective but subject to the authority of the Board of Directors pursuant to Section 5.8.

                                                Tech Squared Inc.

                                                by: /s/ Jeff Martin
                                                   ----------------------
                                                Jeff Martin
                                                Its Acting Secretary